EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-188630) and Form S-8 (Nos. 333-188460, 333-167731, 333-145008, 333-118288, and 333-72556) of Ducommun Incorporated of our report dated April 9, 2015 relating to the consolidated financial statements, consolidated financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
April 9, 2015